United states

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25 Lake Avenue Extension Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                         Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standrds provided pursuat to Section 13(a) of the Exchange Act.            [  ]

EXPLANATORY NOTE

This Amendment No. 1 to the Registrant’s Report on Form 8-K filed on November 16, 2017 (the “Form 8-K”) is filed for the purpose of adding to the Form 8-K, in accordance with Item 5.07(d) of Form 8-K, a disclosure with respect to how frequently the registrant will include a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

Item 5.07    Submission of Matters to a Vote of Security Holders

The Form 8-K is amended by adding thereto immediately following the existing paragraph a new paragraph reading as follows:

“In accordance with the original recommendation of the Board of Directors and the expressed preference of our Shareholders reflected in the advisory vote on Proposal 3 set forth in our Proxy Statement filed with the SEC on October 2, 2017, by resolution adopted on January 24, 2018, our Board of Directors has determined that we will include an advisory shareholder vote on executive compensation in our proxy materials on an annual basis until the next required advisory vote on the frequency of shareholder votes on executive compensation, which will occur no later than our Annual Meeting of shareholders in 2023.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to the Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: January 25, 2018	By:	/s/ Eric D. Koster
Eric D. Koster
Vice President, General Counsel & Secretary